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                                                              EXHIBIT (8)(x)(ii)

January 15, 2004



[________________________]
American General Life Insurance Company
2727-A Allen Parkway
Houston, Texas 77019

Re:  Amendment to AMT Services Agreement

This Amendment ("Amendment") to the AMT Services Agreement ("Services Agreement") is made between Neuberger & Berman Management Incorporated, formerly known as Neuberger Berman Management Inc. ("NBMI"), and American General Life Insurance Company (the "Company"), effective as of the 15th day of January, 2004.

The Company and NBMI have reached an agreement to revise the first sentence of the first full paragraph on page 2 of the Services Agreement and such sentence is hereby deleted in its entirety and replaced by the following:

     "In consideration of the Services, NBMI agrees to pay to the Company a service fee at an annual rate equal to _____ basis points (_____%) of the average daily value of the shares of the Portfolios ("Shares") held in the designated Separate Accounts of the Company as set forth in Appendix B to the Participation Agreement."

If this Amendment is consistent with your understanding of this matter, please sign below, whereupon this Amendment shall constitute a binding agreement between us.

                                      Very truly yours,


                                      NEUBERGER & BERMAN MANAGEMENT INCORPORATED


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

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                                      Acknowledged and Agreed to:

                                      AMERICAN GENERAL LIFE INSURANCE COMPANY


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

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